Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Registration Statement Amendment No. 1 on Form S-8 of Bruker Corporation of our report dated February 27, 2026, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Bruker Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 27, 2026

1